Exhibit 99.1

BM Technologies, Inc.

BM Technologies Reports Second Quarter & First Half 2024 Results

First Half 2024 Revenue of $28.7 Million, Up 10% YoY

Q2 2024 Interchange and Card Revenue Increased 57% YoY

Growth Initiatives Launched with Cash Back Rewards Engine & 15 Identity Verification (IDV) Product Sales YTD

Radnor, PA, August 14, 2024 — BM Technologies, Inc. (NYSE American: BMTX) (“BM Technologies”, “BMTX”, “we”, or the “Company”), one of the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, today reported results for the three and six months ended June 30, 2024.

Luvleen Sidhu, BMTX’s Chair, CEO, and Founder, stated, “This quarter we have made strong progress towards our strategy of digital transformation and setting the stage for growth in our higher education business going forward. Additionally, the year-over-year increase in interchange and card revenue is validating our strategy of switching to a Durbin exempt bank. In the second quarter, we completed our technology platform transformation, a cutting-edge microservice architecture platform that has unlocked our ability to bring additional products and services to market at an industry leading pace. This significant investment enables us to offer our student customer base targeted products and services in a compliant manner.

Also in the second quarter, we saw a strong response to our IDV product, an innovative Software-as-a-Service (SaaS) product that assists universities in mitigating fraud vulnerabilities during the student enrollment process. IDV leverages robust AI and machine learning tools, empowering universities to maintain their risk level preferences with data driven insights and significantly enhances their fraud detection capabilities. We believe adding this product to our technology stack will attract more college and university partners, creating a new source of revenue for us and reducing fraud for our university partners and for the Company as well.”

Second Quarter 2024 Financial Highlights

●	Operating revenues for the three and six months ended June 30, 2024 totaled $12.5 million and $28.7 million, respectively, compared to $12.6 million and $26.0 million for the three and six months ended June 30, 2023, respectively.

●	Q2 2024 net loss totaled $(4.8) million, or $(0.41) per diluted share. Net loss for the six months ended June 30, 2024 totaled $(4.1) million, or $(0.35) per diluted share. This includes one-time Q2 2024 costs of $1.6 million ($0.13 per diluted share) related to the implementation of our NextGen technology.

●	Q2 2024 Core EBITDA Loss[1] totaled $(0.9) million. Core EBITDA[1] for the six months ended June 30, 2024 totaled $0.5 million

●	Liquidity remained strong at June 30, 2024 with $12.5 million of cash (over $1 per diluted share outstanding), $0.4 million of working capital, and no debt.

●	There is a considerable amount of seasonality in our higher education business, with the second quarter generally being the weakest quarter of the year.

[1]	Metrics such as Core EBITDA (Loss), Core Earnings (Loss), and Core Operating Expense are non-GAAP measures which exclude certain items from or add certain items to the comparable GAAP measure; a reconciliation appears on pages 8 and 9 of this release.

First Half 2024 Operating Highlights

●	Average serviced deposits totaled $685 million and ending serviced deposits totaled $642 million at June 30, 2024.

●	Debit card spend totaled $631 million in Q2 2024 and $1.4 billion in the six months ended June 30, 2024.

●	There were approximately 60 thousand new account sign-ups in the second quarter 2024 and approximately 160 thousand new account sign-ups in the first six months of 2024.

●	Higher Education Organic Deposits (deposits that are not part of a school disbursement and are indicative of primary banking behavior) for the three and six months ended June 30, 2024 totaled $366 million and $814 million, respectively.

Financial Summary Table

	Q2	Q1	Q4	Q3	Q2	Current Quarter Over Prior Year Quarter Change
(dollars in thousands)	2024	2024	2023	2023	2023	$	%
Interchange and card revenue	2,284	3,415	2,731	2,292	1,458	826	57%
Servicing fees	6,874	8,966	8,470	8,658	7,700	(826)	(11)%
Account fees	1,805	2,095	2,118	1,931	1,910	(105)	(5)%
University fees	1,469	1,612	1,410	1,412	1,373	96	7%
Other revenue	109	93	130	88	200	(91)	(46)%
Total GAAP Operating Revenue	$12,541	$16,181	$14,859	$14,381	$12,641	$(100)	(1)%

GAAP Operating Expense	$17,210	$15,526	$19,038	$18,766	$17,682	$(472)	(3)%
Less: restructuring, merger and acquisition related expenses	(71)	(79)	56	—	(274)	203	(74)%
Less: impairment of developed software	—	(50)	(620)	—	—	—	—%
Less: share-based compensation expense	(486)	660	(365)	(176)	(723)	237	(33)%
Less: NextGen implementation costs	(1,560)	—	—	—	—	(1,560)	NM
Less: depreciation and amortization	(1,671)	(1,226)	(2,488)	(3,420)	(3,138)	1,467	(47)%
Total Core Operating Expense	$13,422	$14,831	$15,621	$15,170	$13,547	$(125)	(1)%

Core EBITDA (Loss)	$(881)	$1,350	$(762)	$(789)	$(906)	$25	3%
Core EBITDA (Loss) Margin	(7)%	8%	(5)%	(5)%	(7)%

NM - Not meaningful

Business Update

Higher Education Vertical

During the second quarter ended June 30, 2024, the Company retained 99.3% of its Higher Education institutional clients. The Company signed three new colleges and universities in the first half of 2024, providing approximately 16,000 additional students access to BankMobile Disbursements and the BankMobile Vibe checking account.

During the second quarter of 2024, the Company disbursed over $1.9 billion in refunds to students. Of the $1.9 billion, approximately 12%, or $234 million, was disbursed into BankMobile Vibe checking accounts. The second quarter is typically the slowest quarter for the year as the business is cyclical.

Higher Education average serviced deposits and ending serviced deposits totaled $425 million and $392 million, respectively, for the three month period ended June 30, 2024. Debit card point of sale spend decreased by 4% during Q2 2024 as compared to Q2 2023. Deposits and spend per 90-day active account during the second quarter of 2024 were $1,665 and $1,853, respectively.

In the first half of July, the Company launched a rewards engine offered to its Vibe customers in which customers can earn cash back on everyday debit card purchases. This feature is the first of many that are expected to increase transaction and spend volume that drives interchange revenues. With the NextGen technology, we are very excited in terms of what we can offer our students over the following quarters, increasing the value proposition for the Vibe account, as well as the potential for higher revenue from increased spend and deposits.

In the first quarter, we launched IDV, a SaaS revenue product that assists universities in mitigating fraud vulnerabilities during the student enrollment process. YTD we have signed on 15 universities for this product and have a strong pipeline and anticipate solid sales through the remainder of the year. As part of our improved technology stack and service offering, IDV increases stickiness and lifetime value of our existing higher education relationships and opens the door for new relationships as well.

BaaS Vertical

BaaS average serviced deposits and ending serviced deposits totaled $261 million and $250 million, respectively, at June 30, 2024 and debit card point of sale spend during Q2 2024 decreased 6% from Q2 2023. Average deposits declined 47% from Q2 2023.

Our BaaS relationship expires in February 2025. In the current regulatory and interest rate environment, this business is unprofitable for us. In the event of a wind-down, we expect our pro-forma core EBITDA to increase at least $1 million per quarter on a run-rate basis.

Technology Initiatives and Outlook

Jamie Donahue, President and Chief Technology Officer stated, “Our technology transformation is driven by our vision to modernize our platform architecture and offer innovative products and services to our customers. We are executing on that vision and delivering exciting new features for our clients. We have added a rewards engine to allow our students to take advantage of their everyday spending. Our next product launch is targeted before the end of the year and will provide our students with financial, insurance, and wellness benefits. Additionally, we will be enhancing our direct deposit experience and external account linking for funding; all these changes are expected to further make the BankMobile Vibe account a feature-rich, lifelong checking and savings account that will grow with our student population.”

During Q2 of 2024, the Company made significant investment in the launch of its NextGen technology platform which for the first time allows the Company to market targeted products and services to its Vibe customer base. The implementation of this new architecture resulted in higher expenses in Q2 related to technology and professional services costs from having to run two separate platforms for a period of time.

Growth Initiatives and Outlook

The Company anticipates revenue growth in 2024 driven by investments in the Higher Education vertical and the full year effect of Durbin-exempt interchange rates on the majority of serviced deposit account holder’s debit card spend. The Company also expects a positive Core EBITDA1 in 2024 based on these higher revenues and stricter cost controls implemented as part of the Company’s PEP.

In closing, our Higher Education vertical is a prized asset and we have shown our commitment to this business by making necessary investments, including the implementation of NextGen.

Earnings Webcast

The Company will host a conference call and webcast on Thursday, August 15, 2024, at 9:00 am ET to discuss its second quarter 2024 results. The webcast can be accessed via the Company’s investor relations site (ir.bmtxinc.com) by clicking on “Events & Presentations”, then “Events Calendar,” and following the link under “Upcoming Events;” or directly at 2Q24 Webcast Link. A replay will be available following the call.

Contact Information

Investors:

Ajay Asija, Chief Financial Officer

BM Technologies, Inc.

AAsija@bmtx.com

Media Inquiries:

Brigit Hennaman

Rubenstein Public Relations, Inc.

bhennaman@rubensteinpr.com

About BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX) - formerly known as BankMobile - is among the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, providing access to checking and savings accounts and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner banks. More information can be found at www.bmtx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. In general, forward-looking statements may be identified through the use of words such as “anticipate,” “believe”, “estimate,” “expect,” “intend,” “plan,” “will,” “should,” “plan,” “continue,” “potential” and “project” or the negative of these terms or other similar words and expressions, and in this press release, include the expected margin improvement on Durbin-exempt interchange fees, achievement of the PEP target as a result of the expected cost savings from the PEP, and the expected growth outlook and results from operations during 2024. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Such statements are based on Management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors.

These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, continuing interest rate volatility, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including bank partners, higher education partners, and BaaS partners. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” and “Risk Factors” in the Company’s Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov.

Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and BMTX undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. BMTX qualifies all forward-looking statements by these cautionary statements.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)- UNAUDITED
(amounts in thousands, except per share data)

	Q2	Q1	Q4	Q3	Q2
	2024	2024	2023	2023	2023
Operating revenues:
Interchange and card revenue	$2,284	$3,415	$2,731	$2,292	$1,458
Servicing fees	6,874	8,470	8,470	8,658	7,700
Account fees	1,805	2,118	2,118	1,931	1,910
University fees	1,469	1,410	1,410	1,412	1,373
Other revenue	109	130	130	88	200
Total operating revenues	12,541	16,181	14,859	14,381	12,641
Operating expenses:
Technology, communication, and processing	4,297	4,711	6,826	7,826	6,018
Salaries and employee benefits	5,660	5,152	5,152	4,773	6,139
Professional services	2,634	3,331	3,331	2,948	2,338
Provision for operating losses	2,096	2,683	2,683	2,138	1,813
Occupancy	10	2	2	9	10
Customer related supplies	231	234	234	227	222
Advertising and promotion	75	108	108	128	125
Restructuring, merger and acquisition related expenses	71	(56)	(56)	—	274
NextGen implementation costs	1,560	—	—	—	—
Other expense	576	758	758	717	743
Total operating expenses	17,210	15,526	19,038	18,766	17,682
Income (loss) from operations	(4,669)	655	(4,179)	(4,385)	(5,041)
Non-operating income and expense:
Gain on fair value of private warrant liability	(162)	216	216	433	595
Income (loss) before income tax	(4,831)	763	(3,963)	(3,952)	(4,446)
Income tax expense (benefit)	—	—	—	—	10
Net income (loss)	$(4,831)	$748	$(3,963)	$(3,952)	$(4,456)

Weighted average number of shares outstanding - basic	11,785	11,728	11,574	11,570	11,563
Weighted average number of shares outstanding - diluted	11,785	11,746	11,574	11,570	11,563

Basic earnings (loss) per common share	$(0.41)	$0.06	$(0.34)	$(0.34)	$(0.39)
Diluted earnings (loss) per common share	$(0.41)	$0.06	$(0.34)	$(0.34)	$(0.39)

BM TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS — UNAUDITED

(amounts in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
ASSETS
Cash and cash equivalents	$12,457	$14,288	$14,288	$11,524	$11,524
Accounts receivable, net allowance for doubtful accounts	6,252	9,128	9,128	8,511	7,083
Prepaid expenses and other assets	3,382	5,148	5,148	10,742	10,742
Total current assets	22,091	28,564	28,564	23,401	29,349
Premises and equipment, net	448	535	535	531	531
Developed software, net	16,247	16,173	16,173	19,759	19,759
Goodwill	5,259	5,259	5,259	5,259	5,259
Other intangibles, net	3,949	4,109	4,109	4,269	4,269
Other assets	—	—	—	—	—
Total assets	$47,994	$50,977	$54,640	$51,051	$59,167
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$10,382	$10,577	$10,577	$12,513	$11,624
Deferred revenue, current	11,271	12,322	12,322	3,440	8,209
Total current liabilities	21,653	22,899	22,899	15,953	19,833
Non-current liabilities:
Deferred revenue, non-current	3	127	127	—	—
Liability for private warrants	216	162	162	378	811
Other non-current liabilities	—	480	480	480	480
Total liabilities	$21,872	$23,668	$23,668	$16,811	$21,124
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—	$—	$—	$—
Common stock	1	1	1	1	1
Additional paid-in capital	71,020	71,787	71,787	71,092	70,943
Accumulated deficit	(44,899)	(40,816)	(40,816)	(36,853)	(32,901)
Total shareholders’ equity	$26,122	$30,884	$30,972	$34,240	$38,043
Total liabilities and shareholders’ equity	$47,994	$50,977	$54,640	$51,051	$59,167

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”), and as such, are considered non-GAAP financial measures. Core expenses and EBITDA exclude the effects of items the Company does not consider indicative of its core operating performance, including restructuring, merger and acquisition related expenses, fair value mark to market income or expense associated with certain warrants, impairment of developed software, and non-cash share-based compensation. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company’s ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands)

	Q2	Q1	Q4	Q3	Q2
	2024	2024	2023	2023	2023
GAAP total expenses	$17,210	$15,526	$19,038	$18,766	$17,682
Less: restructuring, merger and acquisition related expenses	(71)	(79)	56	—	(274)
Impairment of developed software	—	(50)	(620)	—	—
Less: NextGen implementation costs	(1,560)	—	—	—	—
Less: share-based compensation expense	(486)	660	(365)	(176)	(723)
Core Operating Expenses inc Dep and Amort	$15,093	$16,057	$18,109	$18,590	$16,685
Less: depreciation and amortization	1,671	1,226	2,488	3,420	3,138
Core Operating Expenses ex. Dep and Amort	$13,422	$14,831	$15,621	$15,170	$13,547

Reconciliation - GAAP Net Loss to Core Net (Loss) Income (in thousands, except per share data)

	Q2	Q1	Q4	Q3	Q2
	2024	2024	2023	2023	2023
GAAP net income (loss)	$(4,831)	$748	$(3,963)	$(3,952)	$(4,456)
Add: loss/(gain) on fair value of private warrant liability	162	(108)	(216)	(433)	(595)
Add: restructuring, merger and acquisition related expenses	71	79	(56)	—	274
Add: impairment of developed software	—	50	620	—	—
Add: share-based compensation expense	486	(660)	365	176	723
Add: NextGen implementation costs	1,560	—	—	—	—
Less: tax (@ actual ETR) on taxable non-core items	(1)	—	—	—	—
Core net (loss)/income	$(2,553)	$109	$(3,250)	$(4,209)	$(4,053)
Core diluted shares	11,785	11,746	11,574	11,570	11,563
Core diluted (loss) earnings per common share	$(0.22)	$0.01	$(0.28)	$(0.36)	$(0.35)
GAAP diluted (loss) earnings per common share	$(0.41)	$0.06	$(0.34)	$(0.34)	$(0.39)

Reconciliation - GAAP Net Loss to Core EBITDA (Loss) (in thousands)

	Q2	Q1	Q4	Q3	Q2
	2024	2024	2023	2023	2023
GAAP net income (loss)	$(4,831)	$748	$(3,963)	$(3,952)	$(4,456)
Add: loss/(gain) on fair value of private warrant liability	162	(108)	(216)	(433)	(595)
Add: income tax expense	—	15	—	—	10
Add: restructuring, merger and acquisition related expenses	71	79	(56)	—	274
Add: impairment of developed software	—	50	620	—	—
Add: share-based compensation expense	486	(660)	365	176	723
Add: NextGen implementation costs	1,560	—	—	—	—
Add: depreciation and amortization	1,671	1,226	2,488	3,420	3,138
Core (Loss) EBITDA	$(881)	$1,350	$(762)	$(789)	$(906)

Key Performance Metrics

	Q2	Q1	Q4	Q3	Q2	Year Over Year Change
	2024	2024	2023	2023	2023	$	%
Debit card POS spend ($ millions)
Higher education	$472	$636	$545	$567	$490	$(18)	(4)%
BaaS	158	172	168	171	168	(10)	(6)%
Total POS spend	$631	$809	$714	$737	$658	$(28)	(4)%

Serviced deposits ($ millions)
Higher education	$392	$535	$361	$636	$408	$(16)	(4)%
BaaS	250	284	313	357	439	(189)	(43)%
Total Ending Deposits	$642	$820	$674	$994	$848	$(205)	(24)%

Higher education	$425	$537	$479	$466	$429	$(4)	(1)%
BaaS	261	290	326	387	494	(233)	(47)%
Total Average Deposits	$685	$828	$805	$853	$922	$(237)	(26)%

Higher Education Metrics
Higher education retention	99%	99%	99%	99%	98%
FAR(1) disbursement amount ($B)	$1.9	$4.3	$2.0	$3.6	$1.8	$0.1	6%
Organic deposits(2) ($M)	$366	$449	$390	$411	$400	$(34)	(9)%

(1)	FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
(2)	Organic Deposits are all deposits excluding any funds disbursed directly from the school.